10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Select High Yield Bond Fund
Security
Lamar Advertising 6 5/8  8/15
Advisor
EIMCO
Transaction
 Date
10/1/07
Cost
"$190,000"
Offering Purchase
0.07%
Broker
BNP Paribas
Underwriting
Syndicate
Members
BNY Capital Markets
Caylon Securities USA Inc.
Royal Bank of Scotland


Fund
Core Bond Fund
Security
Lowe's Companies
Advisor
EIMCO
Transaction
 Date
9/21/2007
Cost
"$6,235,000"
Offering Purchase
9.59%
Broker
UBS Securities
Underwriting
Syndicate
Members
Banc of America Securities LLC
"BB&T Capital Markets, Inc. "
"Citigroup Global Markets, Inc. "
"Wachovia Bank, N.A."

Fund
Select High Yiled Bond Fund
Security
CMS Energy Corp 6.55% Senior Notes due 2017
Advisor
EIMCO
Transaction
 Date
7/17/07
Cost
"$525,000"
Offering Purchase
0.21%
Broker
Deutsce Bank Securities
Underwriting
Syndicate
Members
Barclays Capital
Citi
JPMorgan
Wachovia Securities

Fund
Select High Yield Bond Fund
Security
Universal Hospital Services 8 1/2 Sr. Secured PIK Toggle Nts 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$187,000"
Offering Purchase
0.08%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co. Inc. "
Wachovia Securities



Fund
Select High Yield Bond Fund
Security
Universal Hospital Services Floating Rate Notes due 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$134,000"
Offering Purchase
0.06%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co. Inc. "
Wachovia Securities




Fund
Select High Yield Bond Fund
Security
Community Health Systems Sr Floating Notes duue 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$1,360,000"
Offering Purchase
0.04%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co."
Wachovia Securities